INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                 Check the appropriate box:
                  [ ] Preliminary Information Statement
                  [ ] Confidential, for Use of the Commission Only
                      (as permitted by Rule 14c-5(d)(2))
                  [X] Definitive Information Statement

                          GALA HOSPITALITY CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                          GALA HOSPITALITY CORPORATION
--------------------------------------------------------------------------------
              (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)Title of each class of securities to which transaction applies:
                                Common, $.001 par
2)Aggregate number of securities to which transaction applies:

                                99,975,430 shares

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                      NA

4)Proposed maximum aggregate value of transaction:

                                       NA
5)Total fee paid:
                                       NA

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

Item 1.  Information Required by Items of Schedule 14A.

Item 4. Persons Making the Solicitation. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy. No person, including any members of the Board of Directors, are requesting that you send a Proxy. No meeting of the shareholders has or will be held in connection with the actions to be taken. Shareholders of the Company holding a majority of the shares entitled to vote executed a Consent to Action by Shareholders pursuant to the Florida Business Corporation Act. The consenting shareholders adopted an Amendment to the Articles of Incorporation which will result in, as of January 31, 2002, a one
(1) for ten (10) reverse split of our common shares and an increase in the total number of authorized shares. Additionally, the Board of Directors was granted authority to issue up to Two Million (2,000,000) preferred shares. A copy of the Amendment to the Articles of Incorporation is attached as Exhibit 3.

Item 12. Modification or Exchange of Securities. The Articles of Incorporation of the Company were amended, resulting in, as of January 31, 2002, a one (1) for ten (10) reverse split of the common shares of the Company and an increase in the total number of authorized shares. Additionally, the Board of Directors was granted authority to issue up to Two Million (2,000,000) preferred shares. A copy of the Amendment to the Articles of Incorporation is attached as Exhibit 3.

Item 13. Financial and Other Information. We hereby incorporate by reference the following:

                  (1) Our Form 10-K/SB, filed November 9, 2001 for the year ending June 30, 2001; and (2) Our Form 10-Q/SB, filed on November 20, 2001, for the quarter ending September 30, 2001.

Item 19. Amendment of Charter, By-Laws or other Documents. The Articles of Incorporation of the Company were amended, resulting in, as of January 31, 2002, a one (1) for ten (10) reverse split of the common shares of the Company and an increase in the total number of authorized shares. Additionally, the Board of Directors was granted authority to issue up to Two Million (2,000,000) preferred shares. A copy of the Amendment to the Articles of Incorporation is attached as
Exhibit 3.

Item 21. Voting Procedures. The actions taken by the Corporation were done in accordance with the Florida Business Corporation Act. Shareholders holding a majority of the shares entitled to vote executed Statements of Consent to Action by Shareholders. The number of shares so voted constituted a sufficient number (greater than a majority of the outstanding shares) to authorize the actions of the Company.


                                Index to Exhibits

Exhibit 3  "Amendment to the Articles of Incorporation"..................Page  4
Exhibit 23.1 Consent of CPA............................................. Page  6






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Gala Hospitality Corporation
Date:   January 24, 2002
        ------------------------------

By:     /s/ Jeffrey Stoller
        ----------------------------
        Jeffrey Stoller, President and     Director